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                                                                    EXHIBIT 10.2


                           SETTLEMENT AGREEMENT

          This Settlement Agreement, (hereinafter referred to as the "Agreement"), is entered into and executed on this, the 2nd day of February, 1999, but to become effective as of March 31st, 1999, by and between Loy F. Weaver, Cathey Weaver, Joe Heckel, Alyson Heckel, O.P. Pearson, Elaine Pearson, Betty Jordan, Larry Jordan, Marry Woodall, Harry Woodall, Charles E. Weaver, Ray Weaver, Joyce Weaver and Arlington Farms, Inc., all competent adults and citizens of the State of Louisiana, (hereinafter referred to collectively as "Weaver, et al"), and North American Gaming & Entertainment Corporation, (hereinafter referred to as "NAG"), a Delaware Corporation having Dallas, Texas as its principal place of business.

                                   RECITALS

          WHEREAS, both Weaver, et al, and NAG, (hereinafter sometimes collectively referred to as the "Parties"), agree that Weaver, et al, may have several claims and legal rights against NAG, including but not limited to, rights derived from their position as holder of common and preferred stock of that corporation; and

          WHEREAS, the parties have engaged in significant negotiations in order to settle the claims and potential claims mentioned above without the necessity for further litigation; and

          WHEREAS, the parties acknowledge that NAG currently owns and possesses a 49% ownership and revenue interest in O.M. Operating, L.L.C., (hereinafter referred to as "O.M.O."); and

          WHEREAS, the parties acknowledge that NAG possesses a 49.9% ownership/revenue interest in River Port Truck Stop, L.L.C., (hereinafter referred to as "River Port"); and

          WHEREAS, the parties acknowledge that NAG, through its wholly owned subsidiary, Ozdon Investments, Inc., owns the property commonly known as the Gold Rush Truck Stop and Video Poker Casino, (hereinafter referred to as the "Gold Rush"), located near

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Opelousas, Louisiana; and

          WHEREAS, the parties acknowledge that NAG has executed a lease with O.M.O. regarding the Gold Rush for the purpose of operating a truck stop and video poker casino; and

          WHEREAS, the parties acknowledge that, in order to bring an end to the aforementioned litigation between the parties, NAG has freely chosen and elected to transfer and deliver 50% of its current Louisiana gaming interests, including but not limited to, O.M.O., Gold Rush and River Port, (hereinafter referred to as the "Current Gaming Interests"); to Weaver, et al; and

          WHEREAS, the parties acknowledge that, for purposes of this Agreement, the term "interests" shall include rights to and claims regarding: cash, real estate, gaming devices, furniture, other property and such contractual/legal rights that NAG may currently possess, or may subsequently be entitled to exercise regarding the ownership and/or operation of Current Gaming Interests within the state of Louisiana; and

          WHEREAS, the parties acknowledge that, in order to bring an end to the aforementioned litigation between the parties, Weaver, et al, have freely chosen and elected to waive, dismiss and relinquish all claims and legal actions it may currently have against NAG and others by execution of that certain Release and Settlement Agreement dated of even date, herewith between NAG. Weaver, et al, and the other parties named therein (the "Release Agreement"); and

          WHEREAS, Weaver, et al, herein specifically reserve the right to assign any and all rights they may obtain herein unto a Louisiana Corporation or L.L.C. as they may create hereinafter; and

          WHEREAS, Loy Weaver, herein specifically represents, warrants and guarantees that his is vested with the legal authority to ratify this settlement on behalf of Alyson Heckel, Joe Heckel, Cathey Weaver, Charles E. Weaver, Ray Weaver, Joyce Weaver, O.P. Pearson, Elaine Pearson, Betty Jordan, Larry Jordan, Marry Woodall, Harry Woodall and Arlington

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Farms, Inc. and that this settlement, including all actions necessary to consummate the transactions contemplated herein, are legally binding on, and enforceable against, Weaver, et al, (Photocopies of the documents evidencing this authority are attached hereto as Exhibits "A", "B", "C", "D" and "E"); and

          NOW, THEREFORE, in consideration of the mutual assurances, covenants, conditions and promises contained herein, Weaver, et al, and NAG, agree as follows:

1) Weaver, et al, agree to waive, relinquish and surrender all claims to any dividends from NAG;

2) Weaver, et al, agree to dismiss the lawsuit presently pending against NAG with prejudice;

3) Weaver, et al, agree to waive, relinquish and surrender all claims to subordinated debentures of NAG and to return all debentures to NAG marked "cancelled";

4) On the earlier of (i) the day following the vote by the shareholders of NAG (either at a duly called meeting or by written consent) on the approval or ratification of such of the transactions contemplated by the Release Agreement as NAG shall submit to the shareholders for approval or ratification, or (ii) upon written notice to Weaver, et al, that the surrender of their common stock held in NAG shall be deemed effective (the "Redemption Date"), Weaver, et al, shall deliver to NAG for cancellation, the original stock certificates representing all shares of common stock owned by Weaver, et al, (which totals 5,614,632 shares), which certificates shall be duly and properly endorsed reflecting NAG as transferee. After the date of this Agreement, Weaver, et al, shall not sell, assign, pledge, encumber, hypothecate or otherwise transfer or dispose of such shares, or otherwise restrict in any way their ability to deliver such shares to NAG on the Redemption Date;

5) Weaver, et al, agree to be responsible for 50% of any funds expended in settlement with other former holders of Class A Preferred Stock of NAG;

6) The Parties agree that Weaver, et al, shall immediately assume 50% of the debt owed to Regions Bank, Springhill Branch, formerly known as Springhill Bank & Trust Company,

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      that is associated with loans secured by the Gold Rush;

7) NAG agrees to transfer 50% of its Louisiana Current Gaming Interests to Weaver, et al, including but not limited to, all interests held and/or related to O.M.O., Gold Rush & River Port;

8) NAG asserts that its board of directors has authorized E.H. Hawes, II, in his capacity as an officer of that corporation, to execute this agreement on behalf of NAG;

9) The parties agree that all information exchanged during the course of the negotiations is confidential in nature and subject to the exercise of a "settlement & negotiation" privilege, except to the extent NAG is required to disclose it in its SEC filings or otherwise required to disclose it to any government authority;

10) The parties hereby agree to co-operate in the execution of all further documents necessary to effectuate this agreement;

11) This agreement may be modified or amended only in writing, duly executed by Weaver, et al, and NAG;

12) In the event that any portion of this agreement is found to be invalid, illegal, void or unenforceable, all other provisions of this agreement shall, nevertheless, remain in full force and effect;

13) This agreement shall be binding both upon Weaver, et al, and NAG, as well as their respective heirs, assigns and/or legatees; and

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14)   The law of the State of Louisiana shall govern this agreement.




By:
    --------------------------------------        North American Gaming &
    Loy F. Weaver (personally and as                 Entertainment Corporation
    authorized agent Arlington Farms, Inc.
    O.P. & Elaine Pearson, Harry & Marry
    Woodall, Larry & Betty Jordan, Ray &
    Joyce Weaver, Charles E. Weaver and           By:
    Joe & Alyson Heckel)                             -------------------------
                                                     E.H. Hawes, II, President


By:
    --------------------------------------
    Cathey Weaver

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